Financial Results for the Third Quarter Ended July 31, 2009 Exhibit 99.1

Forward-Looking Statements
Today’s discussion may include “forward-looking statements”
within the meaning of the Private Securities Litigation Reform
Act of 1995. Such statements relate to future events and
expectations and involve known and unknown risks and
uncertainties. VeriFone’s actual results or actions may differ materially from those projected in the forward-looking
statements. For a summary of the specific risk factors that
could cause results to differ materially from those expressed in the forward-looking statements, please refer to VeriFone’s
Form 10-K for the year ended October 31, 2008 and other
reports filed with the Securities and Exchange Commission.

Non GAAP Financial Measures
With respect to any non-GAAP financial measures presented
in the information, reconciliations of non-GAAP to GAAP
financial measures may be found in VeriFone’s quarterly
earnings release as filed with the Securities and Exchange
Commission. Management uses non-GAAP financial measures
only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these
non-GAAP financial measures help it to evaluate VeriFone’s
performance and to compare VeriFone’s current results with
those for prior periods as well as with the results of peer
companies. These non-GAAP financial measures contain
limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

Non-GAAP Profit & Loss Overview
($ in thousands, except EPS)
$ $ $
Revenue 214,163       -12.8% 201,684          -5.8% 211,371    4.8%
Gross Margin 75,309         -11.5% 68,221             -9.4% 77,777       14.0%
Gross Margin % 35.2% 33.8% 36.8%
Operating Expense 50,687         -7.5% 44,841             -11.5% 43,541       -2.9%
Operating Expense % 23.7% 22.2% 20.6%
Operating Profit 24,622         -18.7% 23,380             -5.0% 34,236       46.4%
Operating Margin % 11.5% 11.6% 16.2%
Net Interest and Other (4,384)          -41.0% (3,967)             -9.5% (3,622)       -8.7%
Pretax Profit 20,238         -11.5% 19,413             -4.1% 30,614       57.7%
Taxes 5,667           -11.5% 5,436               -4.1% 8,572         57.7%
Net Income 14,571         -11.5% 13,977             -4.1% 22,042       57.7%
Net Income % 6.8% 6.9% 10.4%
EPS 0.17              -10.5% 0.17                 0.0% 0.26           52.9%
Q109 Q209 Q309
Sequential
Inc(Dec) %
Sequential
Inc(Dec) %
Sequential
Inc(Dec) %

Revenue Profile
($ in thousands) $
Sequential
Inc(Dec) %
$
Sequential
Inc(Dec) %
$
Sequential
Inc(Dec) %
North America 83,900         -10.0% 83,444         -0.5% 89,034         6.7%
Europe 66,141         -14.8% 63,773         -3.6% 67,148         5.3%
Latin America 43,608         -17.4% 40,339         -7.5% 30,561         -24.2%
Asia 20,514         -6.0% 14,128         -31.1% 24,628         74.3%
Total 214,163      -12.8% 201,684      -5.8% 211,371      4.8%
Q109 Q209 Q309
Services
13.8%
Emerging
Markets
38.2%
Developed
Markets
61.8%
Wireless
22.0%
Landline
78.0%
System
Solutions
86.2%
Q309 Revenue

Non-GAAP Gross Margin Review
FY08 Q109 Q209
System Solutions 35.6% 34.2% 31.6% 35.6%
Services 37.7% 41.8% 47.4% 44.5%
Total 35.8% 35.2% 33.8% 36.8%
Memo Item:
1.0% 5.5% 4.7% 0.6%
% of Revenue
E&O,  Scrap and Inventory related reserves as %
of Total Revenue
Q309

Non GAAP Operating Expenses
FY08 Q109 Q209 Q309
Research and Development 7.2% 7.4% 6.8% 6.8%
Sales and Marketing 8.9% 7.8% 7.5% 7.1%
G&A 7.9% 8.5% 7.9% 6.7%
Total 24.0% 23.7% 22.2% 20.6%
221.5         50.7           44.8           43.5
Non GAAP Operating Expense, Constant Currency ($M) 207.4         50.6           46.0           43.5
% of Revenue
Non GAAP Operating Expense as Reported ($M)

Cash Flow and Balance Sheet
($ in thousands) $ $ $
Cash Flow from Operations before Changes
in Working Capital
15,694           18,482           37,622
Cash Flow from Operations 7,099             62,459           57,792
Key Balance Sheet Items:
     Cash 155,075        201,306        254,812
     Accounts Receivables, net 158,479        69                 165,980        77                176,069        78
          Accounts Receivables Reserves (4,949)                     (5,021)                     (4,667)
     Inventories, net 139,770        96                 105,641        81                98,480           66
          Inventories Reserves (33,790)                  (40,684)                  (38,254)
     Accounts Payable 49,533           32                 61,118           41                74,813           51
     Deferred Revenue, net 59,081           61,088           63,937
              Days in Accounts Payable calculated as Accounts Payable divided by Total Cost of Goods Sold
Days Days Days
Q109 Q209 Q309
Note:      Accounts Receivable Days Sales Outstanding is calculated based on Gross Accounts Receivable Net of Reserve for Product Returns
              Days in Inventory calculated as Net Inventory divided by System Solutions Cost of Goods Sold

Debt Review
Q4 FY08 Q1 FY09 Q2 FY09 Q3 FY09
($ in millions, except ratio calculations) Oct. 31, 2008 Jan. 31, 2009 Apr. 30, 2009 Jul. 31, 2009
Total Leverage Ratio
1 Consolidated Funded Indebtedness [a] $113.7 $116.3 $87.2 $30.7
less Cash on Hand
2 Consolidated EBITDA for Last Four Quarters [b] $61.4 $77.9 $85.7 $93.5
Actual Result [= line 1 / line 2] 1.9 1.5 1.0 0.3
Maximum Level for Compliance 3.5 3.5 3.5 3.5
Compliant? Yes Yes Yes Yes
Fixed Charge Coverage Ratio
For Last Four Quarters:
3 Consolidated EBITDA $47.4 $69.1 $69.4 $86.3
less Consolidated Capital Expenditures as Adjusted
less Consolidated Cash Taxes
4 Consolidated Cash Interest Expense [c] $16.3 $16.5 $16.1 $10.1
plus Consolidated Scheduled Debt Payments
Actual Result [= line 3 / line 4] 2.9 4.2 4.3 8.6
Minimum Level for Compliance 2.0 2.0 2.0 2.0
Compliant? Yes Yes Yes Yes

Fourth Quarter  Guidance
•Fourth quarter revenue to be between 208 million to
215 million dollars (835 million to 842 million dollars for
the year).
•Fourth quarter Non-GAAP earnings per share to be
between 23 cents to 25 cents (83 cents to 85 cents for
the year).

VeriShield Protect

The most innovative, comprehensive and definitive security solution.

Payment Terminal
TRSM
POS Terminal Payment Engine
Store Network
Store Server/ Payment System
Retail Network
Retail Switch/ Enterprise Hosts
Financial Network
Acquirer
Payment Network
Card Brand

• Encrypted at the exact instant of card acceptance
• Encryption maintained throughout each “Enterprise”
• Keys must be managed as per industry standards
• Requires real-time monitoring to ensure compliance
End-to-End Encryption Defined
Merchant Enterprise Scope
Acquirer Enterprise Scope
Card Brand Enterprise Scope
Vulnerable card data

Financial Results for the Third Quarter Ended July 31, 2009